EXHIBIT 99.3

                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of January 28, 2002, between ebank.com, Inc., a Georgia corporation located at 2410 Paces Ferry Road, Atlanta, Georgia 30339 (the "Company"), and the undersigned investor (the "Investor").

     WHEREAS, the Company will issue and sell units to Investors consisting of four shares of 8% cumulative convertible preferred stock and a warrant to purchase two shares of common stock (the "Units") pursuant to Subscription Agreements between the Company and each Investor (collectively, the "Subscription Agreements"); and

     WHEREAS, in connection with the execution of the Subscription Agreements, the Investors have requested and the Company has agreed to grant to the Investors certain registration rights on the terms set forth herein.

     NOW,  THEREFORE,  the  parties  agree  as  follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

     1.1     Closing  Date  means  the date of closing of the Private Placement.
             -------------

     1.2     Common  Stock  means the Common Stock, par value $.01 per share, of
             -------------
the Company and any capital stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company pursuant to a business combination to which the Company is a party.

     1.3     Exchange  Act  means  the  Securities  Exchange  Act  of  1934.
             -------------

     1.4     Form  SB-2 means such form under the Securities Act as in effect on
             ----------
the date hereof or any registration form under the Securities Act subsequently adopted by the SEC.

     1.5     Person  means  any  individual, firm, corporation, or other entity,
             ------
and  shall  include  any  successor  (by  merger  or  otherwise) of such entity.

     1.6     Preferred  Stock means the Series A Preferred Stock of the Company.
             ----------------

     1.7     Private  Placement  means  the  issuance  of  Units pursuant to the
             ------------------
Subscription  Agreement.

     1.8     Register,  registered  and  registration  refers  to a registration
             ----------------------------------------
effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

     1.9     Registrable  Securities  means  (i)  the  shares  of  Common  Stock
             -----------------------
issuable or issued upon conversion of the Preferred Stock, and (ii) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however, that the foregoing definition shall exclude in all cases any
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Registrable  Security  sold  by  a  Person  in a transaction in which his or her rights under this Agreement are not assigned pursuant to Section 7. Notwithstanding the foregoing, Common Stock shall only be treated as Registrable Securities if and so long they have not been (a) sold to or through a broker


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or Dealer or underwriter in a public distribution or a public securities transaction, or (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

     1.10     SEC  means  the  Securities  and  Exchange  Commission.
              ---

     1.11     Securities  Act means the Securities Act of 1933 and the rules and
              ---------------
regulations  thereunder.

2.     REGISTRATION  RIGHTS.

     2.1     Form  SB-2  Registration.  Following  the Closing Date, the Company
             ------------------------
shall use commercially reasonable efforts to include the Investor on the first post-effective amendment to the Form SB-2 Registration Statement declared effective by the SEC on December 6, 2001. The Company shall use commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (a) the date on which the Investor no longer holds any Registrable Securities or (b) the date on which all of the Registrable Securities held or subsequently held by the Investor may be resold in a public transaction without registration under the Act, including, but not limited to, pursuant to Rule 144 under the Act.

     2.2     Limitations  on  Obligations  to  Register.
             ------------------------------------------

          a. Subject to the provisions of this Section 2.2, the Company shall be entitled to postpone or suspend the filing, effectiveness, supplementing or amending of any registration statement otherwise required to be amended and filed pursuant to this Section 2, if the Company has determined, in good faith and in the exercise of reasonable judgment, that such action would materially delay or interfere with any material financing, acquisition, corporate reorganization, or other transaction involving the Company then pending or contemplated. Investor agrees to promptly execute and deliver a confidentiality agreement in form and substance reasonably acceptable to the Company in connection with any disclosures the Company is required to make under this paragraph.

          b. If, after a registration statement becomes effective, the Company advises the Investor that the Company considers it appropriate for the registration statement to be amended, the Investor shall suspend any further sales of its registered shares until the Company advises it that the registration statement has been properly amended. The notice by the Company will include the Company's estimate of the length of the suspension or postponement. Upon receipt of such notice, the Investor agrees to cease such Investor's disposition of Registrable Securities pursuant to such registration statement during such suspension period. The Company will give prompt notice to the Investor of the expiration or early termination of any suspension or postponement pursuant to this Section 2.2.

     2.3     Obligations of the Company.  Whenever required under this Agreement
             --------------------------
to effect the registration of any Registrable Securities (and except as specifically provided otherwise elsewhere in this Agreement), the Company will use commercially reasonable efforts to do the following:

          a. Amend the active Form SB-2 registration statement with respect to the Registrable Securities and use commercially reasonable efforts to keep such registration effective as set forth in Section 2.1.


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          b.     Prepare  and  file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          c. Furnish to the Investor such numbers of copies of a prospectus in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

          d. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          e. Notify each Investor of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that causes the prospectus included in such registration statement to contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue until the earlier of (i) the sale of all Registrable Securities registered pursuant to the registration statement of which such prospectus forms a part or
(ii)  withdrawal  of  such  registration  statement.

          f. Promptly notify the Investor of Registrable Securities covered by such registration statement (i) when any post-effective amendment to the registration statement becomes effective and (ii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

          g. Use commercially reasonable efforts to cause the transfer agent to remove restrictive legends on certificates representing the Registrable Securities, as appropriate.

          h. Use commercially reasonable efforts to have the Registrable Securities listed on the same quotation system or market as the Common Stock.

     2.4     Termination  of  Registration  Rights.  Notwithstanding anything to
             -------------------------------------
the contrary contained in this Agreement, no Investor shall have rights to a registration under this Agreement after the time that such Investor could sell all of its Registrable Securities pursuant to Rule 144 or another similar exemption under the Securities Act.

     2.5     Registration  Rights  of Company.  The Company shall be entitled to
             --------------------------------
include in any registration statement referred to in this Section 2 shares of Common Stock to be sold by the Company for its own account or other existing shareholders for their own account.

     2.6     Delay  of Registration.  No Investor shall have any right to obtain
             ----------------------
or  seek  an injunction restraining or otherwise delaying any registration under
Section 2 as the result of any controversy that might arise with respect to the interpretation or implementation of the provisions of this Agreement.

3. FURNISH INFORMATION. A condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Investor is that such Investor furnishes to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as


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is  required  to  effect  the  registration  of  such  Investor's  Registrable
Securities. Any such information included in the draft of the registration statement shall be provided to the Company within any reasonable time period requested by the Company.

4. EXPENSES OF REGISTRATION. The Company will pay all expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement, including, but not limited to, all registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, except that the Company will not pay (a) underwriting discounts and commissions relating to Registrable Securities (which the holders of the securities so registered shall bear pro rata on the basis of the number of shares so registered), and (b) fees and expenses of counsel to the Investor.

5. INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Agreement:

     5.1     Indemnification by the Company.  To the extent permitted by law,
             ------------------------------
the Company will indemnify and hold harmless each Investor and each person, if any, who controls such Investor within the meaning of the Securities Act and the Exchange Act and their respective directors, officers, partners, employees and affiliates (each, an "Indemnified Person"), against any losses, claims, damages, or liabilities, joint or several, to which they may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay to each Indemnified Person any reasonable legal or other expenses incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the indemnity agreement contained in this Section 5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission which occurs in reliance upon and in conformity with written information furnished by an Investor expressly for use in connection with such registration or is caused by any failure by the Investor to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely furnished by the Company.

     5.2     Indemnification by the Investor.  To the extent permitted by law,
             -------------------------------
each Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon (x) any untrue statement or alleged untrue statement contained in, or any omission or alleged omission from, information furnished in writing to the Company by the Investor specifically and expressly for use in any such registration statement or prospectus or (y) any


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failure by the Investor to deliver a prospectus or preliminary prospectus (or amendment or supplement thereto) as and when required under the Securities Act after such prospectus has been timely furnished by the Company. Such Investor will pay any reasonable legal or other expenses incurred by the Company, its directors, officers, shareholders and affiliates pursuant to this Section 5.2 in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained
                     --------  -------
in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor.

     5.3     Notice of Claim.  Promptly after receipt by an indemnified party
             ---------------
under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties; provided, however, that an indemnified
                                          --------  -------
party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate (in the opinion of counsel to the indemnifying party) due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 5.

     5.4     Survival of Indemnification Provision.  The obligations of the
             -------------------------------------
Company and the Investors under this Section 5 shall survive the completion of any offering of Registrable Securities under a registration statement pursuant to this Agreement, and otherwise.

6. REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that permits the Investor to sell the Registrable Securities to the public without registration, the Company agrees to use commercially reasonable efforts to:



     6.1 Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

     6.2 File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act; and



     6.3 Furnish to any Investor, so long as the Investor owns any Registrable Securities, promptly upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed


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by  the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration.



7. ASSIGNMENT AND REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by an Investor to a permitted transferee or assignee of Registrable Securities which
(a) is a subsidiary, parent, general partner, limited partner, retired partner, affiliate, beneficial owner, member or retired member of an Investor, or (b) is an Investor's family member or trust for the benefit of an individual Investor; provided, however, (i) the transferor shall, within 10 days after such transfer,
--------  -------
furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.



8.     "MARKET STAND-OFF" AGREEMENT.

     8.1 Each Investor hereby agrees that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:
                      --------  -------

          a. Such agreement shall be applicable only during the two year period following the date of the final prospectus distributed pursuant to the first registration statement of the Company after the date of this Agreement which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          b. All officers and directors of the Company, all one percent security holders, and all other persons with registration rights (whether or not pursuant to this Agreement), including the holders of Series A preferred stock, enter into a similar agreement.

     8.2 In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Investor agrees that, if so requested, such Investor will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 8.

     8.3     Notwithstanding the foregoing, the obligations described in this
Section 8 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a resignation relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.


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9.     MISCELLANEOUS.

     9.1     Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of Georgia without giving effect to conflict of laws.

     9.2     Consent to Jurisdiction; Exclusive Venue.  The Company and the
             ----------------------------------------
Investor hereby irrevocably consent to the jurisdiction of the United States District Court for the Northern District of Georgia and all Georgia state courts sitting in Fulton County, Georgia, for the purpose of any litigation to which the Company or the Investor may be a party and that concerns this Agreement. It is further agreed that venue for any action shall lie exclusively with courts sitting in Fulton County, Georgia, unless the Company agrees to the contrary in writing.

     9.3     Successors and Assigns.  Except as otherwise provided in this
             ----------------------
Agreement, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.

     9.4      Waiver of Jury Trial.  Each party hereto hereby waives its rights
              --------------------
to a jury trial of any claim or cause of action based upon or arising out of this Agreement. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto hereby further warrants and represents that such party has reviewed this waiver with its legal counsel, and that such party knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or modifications to (or assignments of) this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial (without a jury) by the court.

     9.5     Counterparts.  This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.6     Captions and Headings.  The captions and headings used in this
             ---------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     9.7     Notices.  Unless otherwise provided, any notice or other
             -------
communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon personal or facsimile delivery to the party to be notified or one business day after deposit with an internationally recognized courier service, delivery fees prepaid, and addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided, however, that
                                                        --------  -------
any notice of change of address shall be deemed effective only upon receipt.

     If to the Company:  ebank.com, Inc.
                         2410 Paces Ferry Road
                         Atlanta, Georgia  30339
                         Attn: James L. Box


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                         Phone: (770) 863-9229
                         Fax: (770) 863-9228

     with a copy to:     Nelson Mullins Riley & Scarborough, L.L.P.
                              First Union Plaza
                              Suite 1400
                              999 Peachtree Street, N.E.
                              P.O. Box 77707
                              Atlanta, Georgia  30309-3964
                              Attn:  Jason R. Wolfersberger
                              Phone: (404) 817-6245
                              Fax: (404) 817-6200

     If to the Investors:     Notice shall be sent to the person and address
                              indicated on the signature page hereof.

     9.8     Amendments and Waivers.  The provisions of this Agreement,
             ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and the Investors.

     9.9     Severability.  If one or more provisions of this Agreement are held
             ------------
to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     9.10     Entire Agreement.  This Agreement contains the entire
              ----------------
understanding of the parties hereto with respect to the subject matter contained herein, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto with respect to the matters contemplated hereby, other than those set forth herein or made hereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


ebank.com, Inc.                      INVESTOR:

                                     BERLIN TRUST
By: /s/ James L. Box                 /s/ Walter H. C. Drakeford, as Trustee
-------------------------------      ----------------------------------------
    Name:  James L. Box              Walter H. C. Drakeford, Trustee
    Title:  Chief Executive Officer
                                     Address
                                     c/o 601 Jefferson Davis Highway, Ste 201
                                     Fredericks, VA 22401


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